                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                               November 17, 1999

                       THE GUARANTEE LIFE COMPANIES INC.
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            (Exact name of registrant as specified in its charter)

       Delaware                     0-26788                     47-0785066
-----------------------     -----------------------    ----------------------------
(State of Incorporation)    (Commission File Number)   (IRS Employer Identification
                                                        Number)

          8801 Indian Hills Drive,
             Omaha, Nebraska                                    68114
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(Address of principal executive offices)                      (Zip Code)


                                 (402) 361-7300
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             (Registrant's telephone number, including area code)


                                Not applicable
                  ------------------------------------------
         (Former name or former address, if changed since last report)
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     Item 5.  Other Events.

     On November 17, 1999, Bradley Baymiller, Shirley Baymiller, Ernest Benck, Elizabeth Breemer, Chester Neville and Susan Neville filed a lawsuit in Orange County, California Superior Court against The Guarantee Life Companies Inc. ("Guarantee Life"), Guarantee Life Insurance Company and Guarantee Mutual Life Company. The suit seeks recognition of a class action on behalf of all persons who held an ownership interest in a participating life insurance policy issued by the defendants from January 1, 1980 to the present. The plaintiffs allege breach of contract, breach of the implied covenant of good faith and fair dealing, fraud and violation of the Unfair Competition Act in the sale of certain participating life insurance policies using policy performance illustrations which used then current interest or dividend rates and insurance charges and illustrated that some or all of the future premiums might be paid from policy values rather than directly by the insured. The plaintiffs also allege that the defendants artificially adjusted dividend/credit interest rates and mortality rates to the detriment of the plaintiffs. Unspecified compensatory and punitive damages, costs and equitable relief are sought. Management believes that Guarantee Life made the appropriate disclosures to policyholders as a matter of practice and at this preliminary stage does not believe the lawsuit has merit and intends to vigorously defend its position.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 THE GUARANTEE LIFE COMPANIES INC.

                                 By /s/ Richard A. Spellman
                                    -------------------------------------------
                                    Richard A. Spellman, Senior Vice President,
                                    General Counsel and Secretary

                                 November 23, 1999